Exhibit 3.3

MOLYCORP, INC.
BYLAWS
As Adopted and in
Effect on March 4, 2010

TABLE OF CONTENTS
(continued)

Page
28. Succession	6
29. Authority and Duties	6
STOCK	6
30. Certificates	6
31. Lost, Stolen or Destroyed Certificates	6
GENERAL	6
32. Fiscal Year	6
33. Seal	6
34. Reliance Upon Books, Reports and Records	6
35. Time Periods	7
36. Amendments	7
37. Certain Defined Terms	7

(ii)

STOCKHOLDERS MEETINGS
     1. Time and Place of Meetings. All meetings of stockholders for the election of the members of the Board of Directors (the “Directors”) or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors of the Corporation (the “Board”) from time to time or, in the absence of a designation by the Board, the Chairman of the Board (the “Chairman”), the President or the Secretary, and stated in the notice of meeting. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that meetings of stockholders will not be held at any place, but may instead be held by means of remote communications, subject to such guidelines and procedures as the Board may adopt from time to time. The Board may postpone and reschedule any previously scheduled annual or special meeting of stockholders.
     2. Annual Meetings. An annual meeting of stockholders will be held at such date and time as may be designated from time to time by the Board, at which meeting stockholders will elect by a plurality of the votes of the shares present in person or represented by proxy at such meeting and entitled to vote on the election of Directors, the Directors to succeed those Directors whose terms expire at such meeting and will transact such other business as may properly be brought before the meeting.
     3. Special Meetings. Special meetings of stockholders may be called only by (a) the Chairman, (b) the President or (c) the Secretary within 10 calendar days after receipt by the Chairman and the Secretary of the written request of a majority of the total number of Directors then in office. Any such request by a majority of the total number of Directors then in office must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting.
     4. Notice of Meetings. Written notice of every meeting of stockholders, stating the place, if any, date and time thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided by law. When a meeting is adjourned to another place, date, or time, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

     5. Inspectors. The Board will, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting will appoint one or more inspectors to act at the meeting.
     6. Quorum. Except as otherwise provided by law, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.
     7. Participation in Meetings by Remote Communications. Stockholders may, by means of conference telephone or other communications equipment, participate in any meeting of stockholders and be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.
     8. Voting; Proxies. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by proxy. Every proxy must be authorized in a manner permitted by Section 212 of the General Corporation Law of the State of Delaware (the “DGCL”). When a quorum is present at any meeting of stockholders, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the stockholders, except in the election of Directors or as otherwise provided in these Bylaws, the Certificate of Incorporation or by law or applicable regulation.
     9. Action by Written Consent. Except as otherwise provided by law or by the Certificate of Incorporation, stockholders may take action without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the Corporation’s outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the Corporation’s shares entitled to vote thereon were present and voted.
     10. Record Dates. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
     (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.
     (c) The Corporation will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.
     11. Adjournments. A meeting of stockholders may be adjourned from time to time by the presiding officer of the meeting or the holders of a majority of the stock present in person or represented by proxy at such meeting.
DIRECTORS
     12. Function. The business and affairs of the Corporation will be managed under the direction of the Board.
     13. Number and Terms. The number of the Directors of the Corporation will not be less than 3 nor more than 12. The authorized number of Directors may be determined from time to time only (a) by a vote of a majority of the total number of Directors then in office or (b) by the affirmative vote of the holders of at least 80% of the voting stock of the Corporation. Directors will hold office until such Director’s successor is elected and qualified or until such Director’s earlier resignation or removal.
     14. Vacancies and Newly Created Directorships. Newly created directorships resulting from any increase in the authorized number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause may be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office until such Director’s successor is elected and qualified or until such Director’s earlier resignation or removal.
     15. Resignation. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Chairman or the Secretary. Any resignation is effective when the resignation is delivered to the Corporation unless the resignation specified a later effective date or an effective date determined upon the happening of an event or events.
     16. Regular Meetings. Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

     17. Special Meetings. Special meetings of the Board may be called by the Chairman or the President on one day’s notice to each Director by whom such notice is not waived, given in a form permitted by Bylaw 24 or by the DGCL, and will be called by the Chairman or the President, in like manner and on like notice, on the written request of a majority of the total number of Directors then in office. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.
     18. Quorum. At all meetings of the Board, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these Bylaws or the Certificate of Incorporation to be taken by a majority of the total number of Directors then in office, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.
     19. Participation in Meetings by Remote Communications. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.
     20. Committees. The Board may designate one or more committees, each committee to consist of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, or in these Bylaws, will have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee will have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of Directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) making, adopting, amending or repealing any provision of these Bylaws.
     21. Written Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     22. Compensation. The Board may establish the compensation of directors, including, without limitation, compensation for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services provided to the Corporation or at the request of the Board.
     23. Rules. The Board may adopt rules and regulations for the conduct of meetings and the oversight of the management of the affairs of the Corporation.
NOTICES
     24. Generally. (a) Except as otherwise provided by law, these Bylaws, or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these Bylaws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail or courier service or, to the extent permitted by the DGCL, by electronic transmission, addressed to such Director or stockholder. Any notice sent to stockholders by mail or courier service shall be sent to the address of such stockholder as it appears on the records of the Corporation, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail or with the courier service. Notices sent by electronic transmission shall be deemed effective as set forth in Section 222 of the DGCL. For purposes of this Bylaw 26, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
     25. Waivers. Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
OFFICERS
     26. Generally. The officers of the Corporation will be elected by the Board and will consist of a Chairman, a President, a Secretary and a Treasurer. The Board may also choose any or all of the following: a Chief Executive Officer, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), a Controller, a General Counsel, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, the Board may authorize the Chairman to appoint any person to any office other than the Chairman, President, Secretary or Treasurer. Any number of offices may be held by the same person. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer’s powers or duties to any other officer or to any Director.

     27. Compensation. The compensation of all officers and agents of the Corporation who are also Directors of the Corporation will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Corporation to an officer of the Corporation.
     28. Succession. The officers of the Corporation will hold office until their successors are elected and qualified or until their earlier resignation or removal. Any officer may be removed at any time by the affirmative vote of a majority of the total number of Directors then in office. Any vacancy occurring in any office of the Corporation may be filled by the Board or by the Chairman as provided in Bylaw 23.
     29. Authority and Duties. Each of the officers of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.
STOCK
     30. Certificates. The shares of capital stock of the Corporation will be represented by certificates unless the Board provides by resolution or resolutions that some or all of the stock will be uncertificated shares. Any such resolution will not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.
     31. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.
GENERAL
     32. Fiscal Year. The fiscal year of the Corporation will end on December 31st of each year or such other date as may be fixed from time to time by the Board.
     33. Seal. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     34. Reliance Upon Books, Reports and Records. Each Director, each member of a committee designated by the Board, and each officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

     35. Time Periods. In applying any provision of these Bylaws that requires that an act be performed or not be performed a specified number of days prior to an event or that an act be performed during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.
     36. Amendments. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (i) by stockholders, provided that any amendment or supplement proposed to be acted upon at any meeting of stockholders or by written consent of stockholders has been described or referred to in the notice of such meeting or request for such consent, as applicable, or (ii) by the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders in accordance with the Certificate of Incorporation and these Bylaws.
     37. Certain Defined Terms. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Certificate of Incorporation.